                                                                    Exhibit 99.3


                                 PROXYMED, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2001

                                                                                                    Pro Forma
                                                                                                   Adjustments
                                                                                                -----------------     Pro Forma
                                               ProxyMed, Inc.(a)  MedUnite, Inc(b)   Total       #    Dr. (Cr.)        Combined
                                                ------------      ------------   -------------  -----------------    ------------
Net revenues                                    $ 43,230,000      $ 7,085,000     $ 50,315,000                       $ 50,315,000
                                                ------------      ------------   -------------                       ------------
Costs and expenses:
    Cost of sales                                 20,408,000         1,818,000      22,226,000                         22,226,000
    Selling, general and adminstrative expenses   21,267,000        46,760,000      68,027,000                         68,027,000
    Depreciation and amortization                  8,176,000         3,036,000      11,212,000  (3)     (821,000)      10,672,000
                                                                                                (4)   (2,539,000)
                                                                                                (5)    2,820,000
    Write-off of impaired assets                      91,000                --          91,000                             91,000
                                                 -----------        ----------     -----------                        -----------
                                                  49,942,000        51,614,000     101,556,000                        101,016,000
                                                 -----------        ----------     -----------                        -----------

       Income (loss) from continuing operations   (6,712,000)      (44,529,000)    (51,241,000)                       (50,701,000)

Other income (expense):
    Income from litigation settlement, net            40,000                --          40,000                             40,000
    Investment income                                     --         4,956,000       4,956,000                          4,956,000
    Interest, net                                   (126,000)         (826,000)       (952,000) (1)      536,000       (1,319,000)
                                                ------------      ------------   -------------                      -------------
                                                                                                (2)     (169,000)

       Income (loss) before income taxes          (6,798,000)      (40,399,000)    (47,197,000)                       (47,024,000)

Income tax benefit (expense)                              --                --              --                                 --
                                                ------------      ------------   -------------                      -------------

       Net income (loss)                          (6,798,000)      (40,399,000)    (47,197,000)                       (47,024,000)

Deemed dividends and other charges                12,262,000                --      12,262,000                         12,262,000
                                                ------------      ------------   -------------                      -------------

       Net loss applicable
            to common shareholders              $(19,060,000)     $(40,399,000)  $ (59,459,000)                     $ (59,286,000)
                                                ============      ============   =============                      =============

Weighted average common shares outstanding         2,162,352                                                            2,162,352
                                                ============                                                        =============

Basic and diluted loss per share of common
    stock from continuing operations            $      (8.81)                                                       $      (27.42)
                                                ============                                                        =============

(1) To record pro forma interest expense on 4% Convertible Notes issued for acquisition of MedUnite.

(2) To record elimination of historical interest expense on MedUnite for Founder and NDCHealth debt cancelled.

(3) To record estimated reduction of depreciation expense on MedUnite based on adjustment of fixed assets to fair market value.

(4) To reverse historical amortization expense taken on intangible assets adjusted to fair market value on MedUnite.

(5) To record pro forma amortization expense on intangible assets based on fair market values for MedUnite.

(a) This column is derived from the audited consolidated financial statements of ProxyMed, Inc. and subsidiaries for the year ended December 31, 2001.

(b) This column is derived from the audited financial statements of MedUnite Inc. for the year ended December 31, 2001.

    Amounts have been rounded to the nearest $1,000.